Exhibit 10.11(b).1
Amended Schedule of Participants to Form of Non-CEO Amended and Restated Change in Control Agreement

Scott A. Richardson
Vanessa Dupuis
A. Lynne Puckett
Thomas F. Kelly
Mark C. Murray